EXECUTION COPY

                 AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


        THIS AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT ("Amendment") is entered into as of the 26th day of January, 1999 by and between DEUTSCHE FINANCIAL SERVICES CORPORATION ("Purchaser")and APPLIED MATERIALS, INC. ("Seller").

RECITALS

        A. Purchaser and Seller are parties to that certain Receivables Purchase Agreement dated as of October 22, 1998 (as amended from time to time, the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

        B. Pursuant to the terms of the Purchase Agreement, Purchaser purchased from Seller certain Receivables, as defined therein.

        C. The parties now desire to provide for the purchase of a new pool of Receivables, as will be described more fully herein.

        D. The parties now desire to amend certain terms and conditions of the Purchase Agreement, on and subject to the terms hereof.

        NOW, THEREFORE, in consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Tranche B Receivables. For purposes hereof, the "Tranche B Receivables" shall mean those Receivables that the Purchaser and the Seller agree shall be treated as Tranche B Receivables. The Tranche B Receivables are subject to the Payment Terms described on Exhibit III (Tranche B) attached hereto and incorporated herein by this reference. All other Receivables shall be referred to as "Tranche A Receivables".

        2. Amendments Regarding the Tranche B Receivables. Purchaser and Seller each hereby agree that the Purchase Agreement is hereby amended as follows, solely with respect to the Tranche B Receivables:

                (a) Section 1.1 - New Definitions. Solely with respect to the Tranche B Receivables, the following terms are hereby amended in their entirety to read as follows:

        Collection Settlement Date. With respect to each Funding Date in connection with the sale of Sold Receivables to Purchaser, the related First Collection Settlement Date (the 90th day after such Funding Date or if such date is not a Business Day, the Business
Day thereafter), and to the extent the Outstanding Balances of such Sold Receivables have not been reduced to zero, each succeeding Business Day.

        Defaulted Receivable. (i) A Sold Receivable that the Collection Agent determines in good faith to be uncollectible, or
(ii) a Sold Receivable which remains unpaid, for any reason, including without limitation, set off by the Obligor (whether in connection with the same or a related transaction or unrelated transaction) or a bankruptcy proceeding of the Obligor where the Obligor is the debtor, more than 60 days from the Billing Date.

        Discount. With respect to any Sold Receivable, an amount equal to the product of: (a) the LIBOR Rate-Three Month plus ninety-eight one-hundredths of one percent (0.98%) per annum of the Outstanding Balance of such Sold Receivable, and (b) 90/365.

        First Collection Settlement Date. With respect to each Funding Date that date which is ninety (90) days after such Funding Date, provided that if such date is not a Business Day, then the First
Collection Settlement Date shall be the next succeeding Business
Day.

        Ineligible Receivables. Shall mean any of the following, as determined by Purchaser in its reasonable discretion, at the time of each Purchase hereunder:

        (a) Receivables created from the sale of Goods and services not in accordance with Seller's Payment Terms as described in
Exhibit III (Tranche B), attached hereto;

        (b) Receivables created from the sale of Goods that allow for payment to be made more than sixty (60) days after the Billing
Date and/or Receivables which are unpaid more than sixty (60) days from the Billing Date;

        (c) all Receivables of an Obligor if fifty percent (50%) or more of the Outstanding Balance of all such Obligor's
Receivables are more than sixty (60) days past the applicable due date;

        (d) all Receivables of an Obligor if the Outstanding Balance of all Sold Receivables of such Obligor exceeds either (i)
Fifty Million Dollars ($50,000,000.00) (or any other Dollar limitations as may be set forth on Schedule B hereto, as amended from time to time) or as otherwise agreed to by Purchaser, or (ii) fifty percent (50%) of the Outstanding
Balance of all Eligible Receivables;

        (e) Receivables with respect to which the Obligor is an officer, employee, agent, parent, Subsidiary or affiliate of Seller or has common officers or directors with Seller;

        (f)     Receivables arising out of any consignment sale;

        (g) Receivables with respect to which the payment by the Obligor is conditional, other than as may be required by applicable statute;

        (h) Receivables with respect to which the Obligor is not a commercial or institutional entity;

        (i) Receivables with respect to which Seller is or may become liable to the Obligor thereof for goods sold or services rendered by such Obligor to Seller, other than as may be required by applicable statute;

        (j) Receivables with respect to which any warranty or representation provided in Sections 7.3, 8.4 or 8.8 is not true and correct;

        (k) Receivables which represent goods purchased for a personal, family or household purpose;

        (l) Receivables which are progress payment, retention or contra accounts;

        (m) Receivables with respect to which the Obligor is in default of any material provision of any agreement between Seller and Obligor governing such Receivable, including, without limitation, Receivables paid with checks returned and marked "Insufficient Funds" and Receivables which are otherwise in dispute and, in each case, not resolved within thirty (30) days;

        (n) Receivables arising pursuant to documentation not satisfactory to Purchaser in its sole discretion;

        (o) Receivables on which the Obligor is not located in the United States if such Receivable is not fully secured by foreign credit insurance or letter of credit, in each case acceptable to Purchaser in its sole discretion;

        (p) Receivables which were not incurred in the ordinary course of Seller's business;

        (q) Receivables which, prior to sale, were not owned by Seller; or

        (r) any and all other Receivables which Purchaser deems to be unacceptable; provided, however, that Receivables of the Obligors listed on Schedule B (Tranche B) which also satisfy paragraphs (c) through (q) above, shall be deemed acceptable to Purchaser, subject to any limitations in such Schedule B
(Tranche B);

                provided, however, that Seller and Purchaser may agree in writing that any Receivable that would otherwise be an Ineligible Receivable shall be treated for all purposes as an Eligible Receivable.

        LIBOR Rate-Three Month. Shall mean for any Purchase, the London Interbank Offered Rate (LIBOR) for three-month deposits in U.S.
Dollars that appears on Page 3745 of the Bloomberg News Service (or any other page that may replace any such page on such service in the reasonable judgment of Purchaser) on the third Business Day immediately preceding a Funding Date.

        Net Purchase Price. With respect to any Eligible Receivable, the total Outstanding Balance of such Eligible Receivable, minus:
(i) the Discount attributable to such Eligible Receivable, as determined as of the Settlement Date and (ii) Thirty One-Hundredths of One Percent (0.30%) of the total Outstanding Balance of such Eligible Receivable, as of such Settlement Date.

                (b) Section 3.1(B)(4). Solely with respect to the Tranche B Receivables, Section 3.1(B)(4) is hereby amended in its entirety to read as follows:

        "(4) In the enforcement or collection of any Sold Receivable, the Collection Agent must obtain Purchaser's prior written consent to name Purchaser as a party in any legal proceeding; provided, however, that nothing contained herein shall limit Purchaser's right, exercisable in its sole discretion, following demand made by Purchaser on Seller and Seller's refusal or inability to proceed against an Obligor, to sue or proceed against any Obligor in its own name at any time upon two (2) days prior written notice to Seller after the 90th day after the applicable Funding Date. Moreover, notwithstanding the foregoing, (i) following the occurrence and during the continuance of any Event of Default after notice to Seller, (ii) if Seller has determined in good faith that a Sold Receivable is uncollectible, or (iii) if (1) an Obligor becomes insolvent or becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law, as a debtor, (2) an Obligor makes a general assignment for the benefit of creditors, or (3) a receiver is appointed for any assets of an Obligor; no demand by Purchaser on Seller shall be required before Purchaser may sue or proceed against any Obligor in its own name."

                (c) Section 3.2(B). Solely with respect to the Tranche B Receivables, Section 3.2(B) is hereby amended in its entirety to read as follows:

        "B.     Status Reports.  Seller shall submit to Purchaser a Status
Report on the dates specified in the immediately following sentence, substantially in the form of Exhibit V ("Status Report") consisting of information concerning Collections, Credit Adjustments, and Defaulted Receivables. Seller shall submit a Status Report to Seller
(i) no later than the fiftieth (50th) day after a Funding Date, with respect to the 45-day period which commenced on such Funding Date, and (ii) no later than two (2) days after a First Collection
Settlement Date, with respect to the 45-day period immediately preceding such First Collection Settlement Date. The Status Report shall include such other reports as Purchaser shall reasonably request. If any date for the delivery of a Status Report is not a Business Day, then such report shall be due on the next succeeding Business Day."

                (d) Section 3.3(B)(i). Solely with respect to the Tranche B Receivables, Section 3.3(B)(i) is hereby amended in its entirety to read as follows:

        "(i) Delinquent Receivables. If the Outstanding Balance of a Sold Receivable has not been paid in full on or before the 90th day after the Funding Date on which the Purchaser purchased such Sold Receivable, then, the Seller shall pay to the Purchaser an amount equal to the Payment Percentage of the unpaid Outstanding Balance of such Sold Receivable for each day after such 90th day that the Outstanding Balance is greater than zero until the earlier of (A) the date on which the Seller notifies Purchaser that it has determined in good faith that such Sold Receivable is uncollectible,
(B) the date that is the 115th day after the Funding Date on which the Purchaser purchased such Sold Receivable, and (C) the date on which the Outstanding Balance is reduced to zero. Any amount required to be paid under this paragraph shall be paid to the Purchaser on the immediately following Collection Settlement Date. As used herein, the "Payment Percentage" is equal to the sum of:
(a) the LIBOR Rate-Three Month relating to the Purchase of such Sold Receivables plus ninety-eight one-hundredths of one percent (0.98%) per annum, divided by 365, plus (b) Thirty One-Hundredths of One Percent (0.30%), divided by 90."

                (e) Amendments Generally. The remainder of the Purchase Agreement, to the extent not amended specifically hereby, shall be deemed amended with respect to the Tranche B Receivables so that such terms and conditions apply with the same force and effect to such Tranche B Receivables and the documents, certificates and agreements delivered in connection therewith and herewith.

        3. Additional Amendments. The Purchase Agreement is hereby further amended as follows:

                (a) Section 6.1.C is hereby amended by inserting immediately preceding the ";" therein, the following: "provided that Seller may satisfy this obligation by filing such reports with the SEC".

                (b) Section 12.1(f) and all references to Section 12(f) are hereby deleted in their entirety.

                (c) Section 12.2 is hereby amended by deleting the phrase ", if any" in the second line of such section.

                (d) The title of Section 13.1 is hereby deleted in its entirety and replaced with "Costs and Expenses".

                (e) The definition of "Ineligible Receivables" is amended by adding the following at the end of such definition:

        "provided, however, that Seller and Purchaser may agree in writing that any Receivable that would otherwise be an Ineligible Receivable shall be treated for all purposes as an Eligible Receivable."

                (f) Schedule B is hereby deleted in its entirety and replaced with the new Schedule B attached hereto.

                (g) The defined term "LIBOR Rate-One Month" is hereby deleted in its entirety and replaced with the following:

        LIMEAN Rate-One-Month. Shall mean, for purposes solely of calculation of the Collection Agent Fee, the London Interbank Mean Rate (LIMEAN) for one-month deposits in U.S. Dollars that appears on the London Interbank Rate page (referenced as LIUS01M; "MID"), of the Bloomberg News Service (or any other page that may replace any such page on such service in the reasonable judgment of Purchaser) for the Business Day of any such Collection Agent Fee payment.

                (h) Section 4.1 is hereby amended in its entirety to read as follows:

        "Section 4.1. Collection Agent Fee. A fee shall be payable by Purchaser to Seller in its capacity as Collection Agent (the "Collection Agent Fee"), in an amount equal to the LIMEAN Rate -One Month per annum, on the average daily balance of the Collections received by Purchaser during the 30-day period preceding each Collection Agent Fee payment date specified in the immediately following sentence. The Collection Agent Fee shall be payable, in arrears, every thirty (30) days after a Funding Date and on the First Collection Settlement; provided, however, that if any such payment date is not a Business Day, then such payment shall be made on the next succeeding Business Day. In no event, however, shall any Collection Agent Fee be payable to Seller for Collections relating to the applicable Sold Receivables received after the related First Collection Settlement Date. The Collection Agent Fee is to be paid by the Purchaser to the Seller as Collection Agent in consideration of Seller's agreement to serve as a Collection Agent and as compensation for such Collection Agent's services. Any amounts due to Purchaser from Seller hereunder, may be deducted from any Collection Agent Fee and credited to Purchaser, upon notice to Seller. Following the termination of Seller as a Collection Agent, Seller shall not continue to earn any Collection Fees."

                (i) Sections 3.3.A. and B. are hereby amended by replacing each reference therein to "2:00 p.m., Pacific time" with "11:30 a.m., Pacific time".

        4. Conditions Precedent. Notwithstanding the foregoing, the transactions contemplated by this Amendment shall not be effective until the satisfaction of the following terms and conditions:

                (a) Seller shall have satisfied all of the conditions precedent to such Purchase as are described more fully in Section 9.2 of the Purchase Agreement, which include but are not limited to preparation and delivery to Purchaser of: (i) the new Schedule B referred to herein,
(ii) a new Receivables Purchase Settlement Statement for the Receivables described herein, (iii) new UCC Searches, (iv) new UCC-1s, and (v) the new Exhibit III (Tranche B) regarding the payment terms applicable to the Tranche B Receivables.

                (b) Seller shall have delivered such other documents, certificates, submissions, instruments, and agreements as reasonably requested by Purchaser relating to the transactions herein contemplated.

        5.  Miscellaneous.   The terms of the Purchase Agreement and the
other documents executed and delivered in connection therewith are hereby ratified and reaffirmed and shall remain in full force and effect.










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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                       APPLIED MATERIALS, INC.


                                     By:/s/ Nancy H. Handel
                                Print Name: Nancy H. Handel
                                        Title: Vice President Global
                                               Finance and Treasurer

                                     By:/s/ Joseph R. Bronson
                                Print Name: Joseph R. Bronson
                                        Title: Senior Vice President,
                                               Chief Financial Officer
                                               and Chief Administrative
                                               Officer

                                      DEUTSCHE FINANCIAL SERVICES CORPORATION


                                      By:/s/ R. L. Shirley
                                Print Name:  R. L. Shirley
                                        Title:Executive V.P., Director
                                                of Portfolio